UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2010 (September 30, 2009)

UNI CORE HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 30, 2009, Uni Core Holdings Corporation (“UCHC”), (previously known as Intermost Corporation), entered into a consulting agreement with Star Fair Ventures Corporation (“Star Fair”) to engage Star Fair to provide consulting services on, including but not limited to financial advisory, strategic business planning and investor and public relations for a term of one year from October 2009 till September 30, 2010 (“Consulting Agreement”).

It was a term of the Consulting Agreement that UCHC would issue to Star Fair 12,000,000 additional restricted stock of the company as complete consideration for the services to be provided by Star Fair to UCHC.  The Company would further pay 5% finder’s fee for leads on any closed private financing which could be paid with restricted stocks or with cash.

On October 15, 2009, UCHC issued to Star Fair 12,000,000 additional restricted stocks pursuant to the term of the Consulting Agreement.

EXHIBITS
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2010	UNI CORE HOLDINGS CORPORATION

	By:	/s/ Chia Hsun Wu
Chia Hsun Wu
Chief Executive Officer